UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 3, 2015, we issued a letter to our stockholders regarding the suspension of our distribution reinvestment plan (“DRIP”). A copy of the letter to stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01.	Other Events.

At the recommendation of the Nominating and Corporate Governance Committee constituting a special committee of the board of directors of SmartStop Self Storage, Inc. (the “Registrant”), on April 2, 2015, our board of directors approved the suspension of the Registrant’s DRIP. Accordingly, beginning with the distributions declared by the board for the month of March 2015, which are payable in April 2015, and continuing until such time as the board may approve the resumption of the DRIP, if ever, all distributions declared by the board will be paid to our stockholders in cash.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Letter of Notice to Stockholders Regarding Suspension of Distribution Reinvestment Plan dated April 3, 2015.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE, INC.

Date: April 3, 2015	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer